UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2010

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__X__	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On September 1, 2010, Old Line Bancshares, Inc. (“Old Line Bancshares”), the parent company of Old Line Bank, and Maryland Bankcorp, Inc. (“Maryland Bankcorp”), the parent company of Maryland Bank & Trust Company, N.A., entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Old Line Bancshares will acquire Maryland Bankcorp for consideration of $20 million, subject to adjustment as described in the Merger Agreement (the “Aggregate Merger Consideration”).

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of both companies, Maryland Bankcorp will be merged with and into Old Line Bancshares (the “Merger”).  Upon effectiveness of the Merger, each outstanding share of Maryland Bankcorp common stock, other than shares held by Old Line Bancshares or any of its subsidiaries and shares held by Maryland Bankcorp stockholders who exercise the rights of objecting stockholders under the Maryland General Corporation Law, will be converted into the right to receive, at the election of the holder thereof, fully paid and nonassessable shares of common stock of Old Line Bancshares or cash (subject to proration pursuant to the following clause (ii)), provided that (i) cash will be paid in lieu of any fractional shares of Old Line Bancshares common stock and (ii) the aggregate cash consideration to be paid to holders of Maryland Bankcorp common stock in the Merger will not exceed $1 million, unless increased by Old Line Bancshares in its sole discretion.  The value of the cash or Old Line Bancshares common stock issued to holders of Maryland Bankcorp common stock in the Merger (the “Per-Share Consideration”) will generally be equal to the Aggregate Merger Consideration divided by the number of outstanding shares of common stock of Maryland Bankcorp.

The number of shares of Old Line Bancshares common stock to be issued in exchange for each share of Maryland Bankcorp common stock will vary based on the “Average Price” of Old Line Bancshares’ common stock on the date the Merger closes, as defined in the Merger Agreement, which takes into account the price of trades on the Nasdaq Stock Market and stock issuances by Old Line Bancshares during the 90-day period ending five days prior to the closing of the Merger.  Generally, the number of shares of Old Line Bancshares common stock so issued will equal the Per-Share Consideration divided by the Average Price.  If the Average Price is below $7.63 or above $11.45, however, the number of shares of Old Line Bancshares common stock that will be issued for each share of Maryland Bankcorp common stock in the Merger will be fixed at 2.7004 shares and 4.0524 shares, respectively, and will not be calculated based on the Aggregate Merger Consideration divided by the number of outstanding shares of Maryland Bankcorp common stock.

Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by the stockholders of Old Line Bancshares and Maryland Bankcorp and the receipt of required regulatory approvals.  The Merger Agreement contains customary representations, warranties and covenants of Old Line Bancshares and Maryland Bankcorp.  Each company has also agreed to submit the Merger Agreement for approval by its stockholders and that their boards of directors will recommend approval of the Merger Agreement and the Merger, subject to certain exceptions to permit the Maryland Bankcorp directors to comply with their fiduciary duties.  Old Line Bancshares has also agreed to appoint two designees of Maryland Bankcorp, as set forth in the Merger Agreement, to its board of directors.

Maryland Bankcorp has generally agreed not to solicit proposals relating to, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative mergers, consolidations, acquisitions or other business combination transaction or agree to or approve such an alternative transaction.  However, the Merger Agreement permits Maryland Bankcorp to take one or more of such prohibited actions, subject to the provisions of the Merger Agreement, in response to certain unsolicited acquisition proposals.

The Merger Agreement contains certain termination rights for both Old Line Bancshares and Maryland Bankcorp, including if the Average Price falls below $6.00, in which case Maryland Bankcorp can only terminate if Old Line Bancshares does not increase the Aggregate Merger Consideration in an amount set forth in the Merger Agreement.  The Merger Agreement further provides that, upon the termination of the Merger Agreement by one party in the event (i) of a material breach of any representation, warranty, condition or other agreement by the other party, (ii) that the other party’s board of directors withdraws its approval recommendation to its stockholders, or (iii) that the Merger is denied regulatory approval or fails to close by May 31, 2011 due to the other party’s knowing, willful and intentional actions or inactions, the terminating party will be entitled to a cash termination fee of $750,000.  Maryland Bankcorp will also owe the termination fee to OLB if the Merger Agreement is terminated because Maryland Bankcorp enters into an alternative merger, consolidation, acquisition or other business combination transaction (which fee will increase to $1,000,000 if the failure to enter into such alternative transaction would be a violation of the board of director’s fiduciary duties).

Pursuant to a separate agreement, Maryland Bank & Trust Company, N.A. will be merged with and into Old Line Bank immediately after consummation of the Merger.

In connection with the execution of the Merger Agreement, certain executive officers/directors of Maryland Bankcorp, in their individual capacities, entered into separate agreements with Old Line Bancshares.  Pursuant to the terms of these agreements, such persons agreed, among other things, to vote the shares of Maryland Bankcorp common stock that they own in favor of the Merger, not to acquire any additional shares of Old Line Bancshares common stock (other than those shares they receive in the Merger or as compensation for serving on the board of directors of Old Line Bancshares), to not participate in any proxy solicitations with respect to Old Line Bancshares’ stockholders, and to not vote more than 4% of the shares of Old Line Bancshares common stock they own or control in any stockholder vote, excluding shares owned before execution of the Merger Agreement or received in connection with service on Old Line Bancshares’ board of directors.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.  The Merger Agreement contains customary representations and warranties of Old Line Bancshares and Maryland Bankcorp made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between Old Line Bancshares and Maryland Bankcorp and are not intended to provide factual, business or financial information about Old Line Bancshares or Maryland Bankcorp.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Old Line Bancshares and Maryland Bankcorp rather than establishing matters as facts.  For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

Old Line Bancshares press release announcing execution of the Merger Agreement is filed as Exhibit 99.1 hereto.

Additional Information

This communication is being made in respect of the proposed merger involving Old Line Bancshares and Maryland Bankcorp.

In connection with the Merger, Old Line Bancshares will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Old Line Bancshares and Maryland Bankcorp that also constitutes a prospectus of Old Line Bancshares.  Each company will mail the proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information.  You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Old Line Bancshares with the SEC at the SEC’s website at www.sec.gov.  The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Old Line Bancshares’ website at www.oldlinebank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Transaction

Old Line Bancshares, Maryland Bankcorp and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line Bancshares and Maryland Bankcorp in connection with the Merger.  Information about the directors and executive officers of Old Line Bancshares is set forth in the proxy statement for Old Line Bancshares’ 2010 annual meeting of stockholders filed with the SEC on April 19, 2010.  Additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the Merger will be set forth in the proxy statement/ prospectus when it is filed with the SEC.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 1, 2010, by and between Old Line Bancshares, Inc. and Maryland Bankcorp, Inc.

99.1	Press release dated September 1, 2010 announcing the execution of the Agreement and Plan of Merger by and between Old Line Bancshares, Inc. and Maryland Bankcorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: September 2, 2010	By: /s/Christine M. Rush
Christine M. Rush, Chief Financial Officer